UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

AMERICAN NATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)

(515) 221-0002

(Registrant’s telephone number, including area code)

American Equity Investment Life Holding Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2024 (the “Effective Date”), American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), entered into a new term loan agreement (the “Term Loan Agreement”), among the Company, the lenders from time to time party thereto and Bank of Montreal, as administrative agent. The Term Loan Agreement provides for the incurrence of $1,750,000,000 in senior unsecured term loans (the “Term Loans”) with the potential to incur additional incremental term facilities. The Term Loans will mature on May 25, 2027 and will bear interest as determined in accordance with the Term Loan Agreement.

The Term Loan Agreement includes customary representations and warranties, affirmative and negative covenants, and events of default for facilities of this type. The Term Loan includes financial covenants tested at quarter-end related to debt to capitalization and net worth

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On the Effective Date, the Company repaid in full all indebtedness and other obligations outstanding under, and terminated, the Credit Agreement, dated as of February 15, 2022, among the Company, the lenders party thereto, and Citizens Bank, N.A., as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Effective Date, the Company, completed its previously announced merger with American National Group, LLC, a Delaware limited liability company (“ANAT”) and an indirect, wholly-owned subsidiary of Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”). Pursuant to the Agreement and Plan of Merger, dated as of May 7, 2024, by and among the Company and ANAT (the “Merger Agreement”), ANAT merged with and into the Company (the “Merger”) in accordance with the Iowa Business Corporation Act (the “IBCA”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Brookfield Reinsurance (such entity, the “Iowa Surviving Company”). In connection with the Merger, the Iowa Surviving Company adopted an amendment to its articles of incorporation, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference, and became the successor issuer of ANAT’s preferred shares designated as “Preferred Stock, Series C”. The Company’s issued and outstanding shares of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”) and 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”) were unaffected by the Merger and remain outstanding. Depositary receipts for the Series A Preferred Stock and Series B Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “AELPRA” and “AELPRB”, respectively. Following the Reincorporation (as defined below) ticker symbols will change, as described under Item 8.01 of this Current Report on Form 8-K.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2022, ANAT issued $500 million aggregate principal amount of its 6.144% Senior Notes due 2032 (the “2032 Notes”) pursuant to an Indenture, dated as of June 13, 2022 (the “Base Indenture”), by and between ANAT and Wilmington Trust, National Association, as trustee (the “Trustee”).

As required by the Base Indenture, in connection with the consummation of the Merger, on the Effective Date, the Iowa Surviving Company and the Trustee entered into a First Supplemental Indenture (the “First Supplemental Indenture”) to reflect that the Iowa Surviving Company, as successor to ANAT, expressly assumed all of ANAT’s obligations under the 2032 Notes and the Base Indenture.

The 2032 Notes bear interest at a rate of 6.144% per annum and mature on June 13, 2032. Interest on the 2032 Notes is payable in arrears on June 13 and December 13 of each year. The 2032 Notes are the Iowa Surviving Company’s general unsecured obligations which rank equally in right of payment with all of the Iowa Surviving Company’s unsecured and unsubordinated indebtedness from time to time outstanding. The 2032 Notes are not guaranteed.

The 2032 Notes are redeemable, at the Iowa Surviving Company’s option, in whole or in part, (a) at any time prior to March 13, 2032 (the date that is three months prior to the scheduled maturity date), at the applicable make-whole redemption price specified in the Base Indenture, and (b) at any time on or after March 13, 2032 and prior to maturity, at par, plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon to, but excluding, the redemption date.

The Base Indenture contains certain covenants that, among other things, limit the ability of the Iowa Surviving Company to incur secured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Base Indenture. The Base Indenture also provides for customary events of default which, if any occurs, would permit holders of at least 25% in aggregate principal amount of the 2032 Notes to declare (or, in certain cases automatically result in) the principal of and accrued interest on the 2032 Notes becoming immediately due and payable.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the 2032 Notes does not purport to be complete and is subject to and qualified in its entirety by references to the Base Indenture, the First Supplemental Indenture and the form of note representing the 2032 Notes, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 and Item 8.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

In accordance with the terms of the Series A Preferred Stock, the Board of Directors of American National Group Inc. (as the successor entity to the Company) has declared a cash dividend of $371.8750000 per share of Series A Preferred Stock (equivalent to $0.371875000 per depositary share representing the Series A Preferred Stock). The dividend will be payable on June 1, 2024 to shareholders of Series A Preferred Stock of record as of May 17, 2024.

Additionally, in accordance with the terms of the Series B Preferred Stock, the Board of Directors of American National Group Inc. (as the successor entity to the Company) has declared a cash dividend of $414.0625000 per share of Series B Preferred Stock (equivalent to $0.414062500 per depositary share representing the Series B Preferred Stock). The dividend will be payable on June 1, 2024 to shareholders of Series B Preferred Stock of record as of May 17, 2024.

Item 8.01	Other Events.

On the Effective Date, following the completion of the Merger, pursuant to a Plan of Domestication, dated as of May 7, 2024 (the “Plan of Domestication”), the Iowa Surviving Company discontinued its existence as an Iowa Corporation as provided under IBCA, including Section 931 of the IBCA, and, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), including Section 388 of the DGCL, continued its existence under the DGCL as a corporation incorporated in the State of Delaware (the “Reincorporation”, and such corporation, the “Delaware Surviving Company”). In connection with the Reincorporation, the Delaware Surviving Company changed its name from American Equity Investment Life Holding Company to American National Group Inc. and adopted a new certificate of incorporation (the “Certificate of Incorporation”) and bylaws, copies of which are filed herewith as Exhibits 3.2 and 3.3, respectively, and are incorporated herein by reference. The Certificate of Incorporation and bylaws of American National Group Inc. are effective as of the Effective Date.

Each share of each of the Series A Preferred Stock, the Series B Preferred Stock and the Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”) of the Iowa Surviving Company outstanding immediately prior to the Reincorporation was automatically converted into an equivalent share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, of the Delaware Surviving Company. The terms, rights, restrictions and qualifications of the Series A Preferred Stock, which were unaffected by the Merger and the Reincorporation, are set forth on Exhibit A to the Certificate of Incorporation. The terms, rights, restrictions and qualifications of the Series B Preferred Stock, which were unaffected by the Merger and the Reincorporation, are set forth on Exhibit B to the Certificate of Incorporation. The terms, rights, restrictions and qualifications of the Series C Preferred Stock, which were unaffected by the Merger and the Reincorporation, are set forth on Exhibit C to the Certificate of Incorporation. Upon effectiveness of the Reincorporation, the CUSIP number relating to (a) the Series A Preferred Stock changed to 025676800; (b) the depositary shares representing a 1/1,000th interest in a share of Series A Preferred Stock changed to 025676875; (c) the Series B Preferred Stock changed to 025676883; and (d) the depositary shares representing a 1/1,000th interest in a share of Series B Preferred Stock changed to 025676867. In connection with the Reincorporation, the Delaware Surviving Company’s Series A Preferred Stock and Series B Preferred Stock will be listed on the New York Stock Exchange under the ticker symbols “ANGPRA” and “ANGPRB”, respectively, to be effective on or around May 13, 2024.

The foregoing description of the Plan of Domestication and the Reincorporation does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan of Domestication, a copy of which is filed herewith as Exhibit 2.2 and is incorporated herein by reference, and to the certificate of incorporation and bylaws.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax considerations of the Reincorporation with respect to U.S. Holders (as defined below) of the Series A Preferred Stock and the Series B Preferred Stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

This discussion is limited to holders who hold their Series A Preferred Stock and Series B Preferred Stock solely as capital assets for tax purposes and does not address the tax considerations of transactions occurring prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation).

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Series A Preferred Stock or Series B Preferred Stock that is, for U.S. federal income tax purposes, an individual who is a citizen or a resident of the United States; a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust, if it (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Series A Preferred Stock or Series B Preferred Stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Series A Preferred Stock or Series B Preferred Stock should consult its own tax adviser regarding the U.S. federal income tax consequences to the partner of the Reincorporation.

This discussion is not a complete summary of all the U.S. federal income tax considerations that may be relevant to holders. Holders are urged to consult their own tax advisors as to the U.S. federal, state, local and non-U.S. income and other tax implications to them of the Reincorporation.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe:

•	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•	No gain or loss will be recognized by holders of the Series A Preferred Stock or Series B Preferred Stock of the Iowa Surviving Company on receipt of the Series A Preferred Stock or Series B Preferred Stock of the Delaware Surviving Company pursuant to the Reincorporation;

•	The aggregate tax basis of the Series A Preferred Stock and Series B Preferred Stock of the Delaware Surviving Company received by each holder will equal the aggregate tax basis of the Series A Preferred Stock and Series B Preferred Stock of the Iowa Surviving Company surrendered by such holder in exchange therefor; and

•	The holding period of the Series A Preferred Stock and Series B Preferred Stock of the Delaware Surviving Company received by each holder will include the period during which such holder held the Series A Preferred Stock or Series B Preferred Stock of the Iowa Surviving Company surrendered in exchange therefor.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 7, 2024, between American Equity Investment Life Holding Company and American National Group, LLC.
2.2	Plan of Domestication, dated May 7, 2024.
3.1	Articles of Amendment to the Articles of Incorporation of American Equity Investment Life Holding Company.
3.2	Certificate of Incorporation of American National Group Inc.
3.3	Bylaws of American National Group Inc.
4.1	Indenture, dated as of June 13, 2022, by and between American National Group, LLC (formerly known as American National Group, Inc.) and Wilmington Trust, National Association, as trustee
4.2	First Supplemental Indenture, dated as of May 7, 2024, by and between American Equity Investment Life Holding Company and Wilmington Trust, National Association, as trustee
4.3	Form of Note representing the 6.144% Notes due 2032 (included in Exhibit 4.1)
10.1	Term Loan Agreement, dated May 7, 2024, among American Equity Investment Life Holding Company, the lenders party thereto and Bank of Montreal, as administrative agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL GROUP INC.

Date: May 7, 2024	By:	/s/ Garrett Williams
Garrett Williams
Corporate Secretary and Senior Vice President